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                             PNI TECHNOLOGIES, INC.


EXHIBIT 10

[THE ASSOCIATES LOGO]

                            MODIFICATION AGREEMENT #4

This Agreement is entered into by and between the undersigned ("Debtor"), Associates Capital Services Corporation ("Associates") and any guarantor signing below.

Debtor entered into the security agreements with Associates, described by account number and unpaid balance on the Schedule 1 attached to and made a part of that certain Modification Agreements dated May 26, 1999 ("Modification Agreement No. 1"), September 1, 1999 ("Modification No. 2"), and December 31, 1999 ("Modification Agreement No. 3"). Debtor wishes to apply the sum of $19,287.30 PARTIAL PREPAYMENT of the indebtedness due and owing under the Contracts and reschedule the balance which Associates is willing to do, but only under certain terms and conditions.

In consideration of Associates agreement hereto, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. PRESENT UNPAID BALANCE AFTER PARTIAL PREPAYMENT. The unpaid principal balance of each Contract, after applying the partial prepayment amount described above, as of the date hereof is set forth on Schedule 1 attached hereto and made a part hereof, and shall be repayable with interest as provided under Paragraph 2 of this Agreement. The total unpaid principal balance of all Contracts as of the date hereof is $1,597,282.23 (THE "RESCHEDULED PRINCIPAL BALANCE").

2. MODIFIED PAYMENT TERMS. Debtor agrees and promises to pay to Associates the Rescheduled Principal Balance and interest in installments as follows:

                  Debtor will continue to make interest payments, which shall accrue and be payable monthly on the unpaid Rescheduled Principal Balance at the rate of 10.0% simple interest per annum, on the first day of each month as provided under the Modification Agreements No. 1, 2 and 3. As a result of applying the partial prepayment amount described above, Debtor shall pay one principal payment in the amount of $613,181.61 ON MAY 1, 2000 followed by FOUR (4) monthly principal payments in the amount of $55,743.81 COMMENCING ON JUNE 1, 2000, followed by ONE (1) monthly principal payment in the amount of $74,369.62 COMMENCING ON OCTOBER 1, 2000, followed by monthly principal payments in the amount of $55,082.32 COMMENCING NOVEMBER 1, 2000 with a like payment on the like date of each month thereafter until the Rescheduled Principal Balance shall be paid in full.

3. THIRD PARTY CONSENTS REQUIRED. Any guarantors of Debtor's obligations under the Documents or any other party, if required by Associates, shall execute and deliver to Associates a copy of this Agreement or such other consent and acknowledgment of the continuance of their obligations and liabilities under the Documents as Associates may require.

4. MISCELLANEOUS. Capitalized terms used herein and not otherwise defined shall be defined as provided in Modification Agreement No. 1. Except as specifically modified hereby, the terms and provisions of the Documents shall remain in full force and effect. This Agreement is a modification only and not a novation. No oral agreement, guaranty, promise, representation or warranty shall be binding on Associates. All payments may at the option of Associates be applied first to delinquency charges, then to interest, then to principal. This Agreement will not become effective unless and until accepted and signed by Associates. Each of the parties executing this Agreement acknowledges receipt of a copy hereof.

Dated:   September 29, 2000

DEBTOR:  PNI Technologies, Inc.                       Accepted by: Associates Capital Services Corporation
(Formerly known as Preferred Networks, Inc.)

By     /s/ Mark H. Dunaway                            By        /s/ Bill W. Schulz
  -----------------------------                       ---------------------------------

Title  Chief Executive Officer                        Title     Senior Vice President
     --------------------------                       ------------------------------



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